Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Incorporation/Organization

9103-2359 Quebec Inc.	Canada
Assenzio S.r.l.	Italy
AstroWorld LP	Delaware
AstroWorld GP LLC	Delaware
AstroWorld LP LLC	Delaware
Aurora Campground, Inc.	Ohio
DL Holdings, Inc.	Ohio
Fiesta Texas Hospitality LLC	Texas
Fiesta Texas, Inc.	Texas
Flags Beverages, Inc.	Texas
Frontier City Properties, Inc.	Oklahoma
Funtime Inc.	Ohio
Funtime Parks, Inc.	Delaware
GP Holdings Inc.	Delaware
Great America LLC	Illinois
Great Escape Holding Inc.	New York
Great Escape Rides L.P.	New York
Great Escape Theme Park L.P.	New York
Hurricane Harbor GP LLC	Delaware
Hurricane Harbor LP	Delaware
Hurricane Harbor LP LLC	Delaware
HWP Development LLC	New York
HWP Development Holdings LLC	New York
HWP Management Inc.	New York
KKI, LLC	Delaware
Magic Mountain LLC	California
Ohio Campgrounds Inc.	Ohio
Parc Six Flags Montreal Inc.	Canada
Parc Six Flags Montreal, S.E.C.	Canada
Park Management Corp.	California
PP Data Services Inc.	Texas
Premier International Holdings Inc.	Delaware
Premier Parks of Colorado Inc.	Colorado
Premier Parks Holdings Inc.	Delaware
Premier Waterworld Sacramento Inc.	California
Reino Aventura, S.A. de C.V.	Mexico
Riverside Park Enterprises, Inc.	Massachusetts
Servicios de Restaurantes Especializados S.A. de C.V.	Mexico
SF HWP Management LLC	New York
SF Splashtown GP Inc.	Texas
SFG Holdings, Inc.	Delaware
SFJ Management Inc.	Delaware
SFOG II, Inc.	Delaware
SFOG II Employee, Inc.	Delaware
SFOG Acquisition A Holdings, Inc.	Delaware
SFOG Acquisition A, Inc.	Delaware
SFOG Acquisition B Holdings, Inc.	Delaware
SFOG Acquisition B, L.L.C.	Delaware
SFOG Acquisition Company LLC	Delaware
SFOT II Holdings, LLC	Delaware

SFOT Acquisition I, Inc.	Delaware
SFOT Acquisition I Holdings, Inc.	Delaware
SFOT Acquisition II, Inc.	Delaware
SFOT Acquisition II Holdings, Inc.	Delaware
SFOT Employee, Inc.	Delaware
SFRCC Corp.	Delaware
SFT Holdings, Inc.	Delaware
Six Flags America LP	Maryland
Six Flags America Property Corporation	Maryland
Six Flags Events Inc.	Texas
Six Flags Great Adventure LLC	New Jersey
Six Flags Great Escape L.P.	New York
Six Flags Operations Inc.	Delaware
Six Flags Over Georgia II, L.P.	Delaware
Six Flags Over Georgia, Inc.	Delaware
Six Flags Over Texas, Inc.	Delaware
Six Flags Services, Inc.	Delaware
Six Flags Services of Illinois, Inc.	Delaware
Six Flags St. Louis LLC	Missouri
Six Flags Theme Parks Inc.	Delaware
South Street Holdings LLC	Delaware
Station Development, Inc.	New York
Stuart Amusement Company	Massachusetts
Texas Flags, Ltd.	Delaware
Ventas y Servicios al Consumidor S.A. de C.V.	Mexico
Wyandot Lake, Inc.	Ohio